EXHIBIT (23)F



                           SCOTT & STRINGFELLOW, INC.



                                                                  August 1, 1994


Re: Fredericksburg National Bancorp, Inc./
    Mercantile Bankshares Corporation Affiliation
    ---------------------------------------------

                         CONSENT OF INVESTMENT BANKERS

     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion rendered to the Board of Directors of Fredericksburg National Bancorp, Inc. in connection with the merger of FNB with and into Mercantile Bankshares Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                          Sincerely,

                                          SCOTT & STRINGFELLOW, INC.


                                          /s/ GARY S. PENROSE
                                          -------------------

                                          GARY S. PENROSE
                                          Managing Director
                                          Financial Institutions Group